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                                                                  EXHIBIT (a)(8)

                   ZERO CORPORATION RETIREMENT SAVINGS PLAN

To:   Participants in the ZERO Corporation Retirement Savings Plan (the "Plan")

Re: Offer to Purchase for Cash Up to 4,000,000 Shares of the Common Stock of ZERO Corporation by ZERO Corporation and Electronic Solutions, a wholly owned subsidiary of ZERO Corporation

Date: February 1, 1996

  This memorandum is being sent to you because you are a participant in the ZERO Corporation Retirement Savings Plan (the "Plan"), and the records of the Plan indicate that the Plan holds shares of common stock, par value $.01 per share (the "Shares") of ZERO Corporation (the "Company") in the ZERO Corporation Stock Fund credited to your Plan accounts. The Plan is described in the ZERO Corporation Retirement Savings Plan Prospectus dated October 26, 1994, and the supplements thereto (the "Prospectus"). Please refer to your Prospectus for more information on the Plan. Other materials included with this memorandum are:

  1. Letter from Wilford D. Godbold, Jr., President and Chief Executive Officer of the Company to stockholders of the Company

  2. Offer to Purchase

  3. Letter of Transmittal

  4. Election Form

  5. Return envelope for Election Form

THE PURCHASERS ARE OFFERING TO PURCHASE SHARES OF
THE COMPANY'S COMMON STOCK

  The Company and Electronic Solutions, a wholly owned subsidiary of the Company (the "Subsidiary"; the Company and the Subsidiary are referred to herein collectively as the "Purchasers") currently are inviting stockholders of the Company to tender their Shares for sale directly to the Purchasers. Stockholders are being invited to tender their Shares at prices not greater than $18.00 per Share nor less than $15.75 per Share. The details of the invitation are described in the Purchasers' Offer to Purchase dated February 1, 1996 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"). Copies of the Offer to Purchase and of the Letter of Transmittal, and related materials, which are being sent to the Company's stockholders, are enclosed for your review. IT IS IMPORTANT THAT YOU READ THE OFFER TO PURCHASE FOR A COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE OFFER.

  Because the Purchasers intend to purchase only a limited number of Shares, a tender of Shares within the specified price range does not guarantee that the Purchasers will accept every such tender. The Purchasers will select the lowest price within the range that will enable them to purchase the target number of shares pursuant to the Offer (the "Purchase Price"); provided, however, all stockholders will receive the same Purchase Price for Shares accepted by the Purchasers. (For example, if stockholders offer to sell 4,000,000 Shares at prices ranging from $15.75 to $16.50, all stockholders who offer to sell their Shares will receive $16.50. In the same example, any stockholder who tenders Shares at a price above $16.50 will not have his/her Shares purchased by the Purchasers.) If more Shares are tendered at the Purchase Price than the Purchasers intend to buy, the Shares will be purchased on a pro rata basis for the Purchase Price.

  Please note that the special rules applicable to holders of fewer than 100 Shares as described in Section 2 of the Offer to Purchase, called "odd lot holdings," are not applicable to individual Plan participants. Consequently, if the Company prorates its purchases (see Section 1 of the Offer to Purchase), proration will apply to any Shares tendered from the Plan, even if you hold less than 100 Shares in your Plan accounts.
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YOUR DECISION WHETHER TO TENDER

  As a participant in the Plan, you may direct the Plan's Trustee, American Express Trust Company, a Minnesota corporation (the "Trustee"), to tender Shares allocated to your Plan accounts pursuant to the Offer. PLEASE NOTE THAT THE ENCLOSED LETTER OF TRANSMITTAL IS BEING FURNISHED TO YOU FOR YOUR INFORMATION ONLY. The Letter of Transmittal CANNOT be used by you to tender the Shares held in your Plan accounts. Because only the Trustee of the Plan can tender Shares held in your Plan accounts, you must direct the Trustee if you wish to tender such Shares, and only the Election Form can be used for that purpose. THE ENCLOSED OFFER TO PURCHASE PROVIDES A DETAILED DESCRIPTION OF THE TERMS AND CONDITIONS OF THE OFFER. YOU SHOULD READ THIS MATERIAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER ANY OF YOUR SHARES HELD IN THE PLAN. THIS IS AN IMPORTANT INVESTMENT DECISION FOR WHICH YOU ARE RESPONSIBLE. IN DECIDING WHETHER OR NOT TO TENDER YOUR SHARES UNDER THE PLAN, BEAR IN MIND THAT PLAN PROVISIONS ALSO PERMIT YOU TO CHANGE THE INVESTMENT OF YOUR ACCOUNTS UNDER THE PLAN, WITH THE RESULT THAT UNDER THE PLAN YOU EFFECTIVELY CAN REINVEST THE PORTION OF YOUR ACCOUNTS NOW HELD IN THE ZERO CORPORATION STOCK FUND EVEN THOUGH YOU DO NOT CHOOSE TO TENDER SHARES IN ACCORDANCE WITH THIS OFFER. ALSO, THE PROCEEDS FROM ANY SALE OF SHARES FROM YOUR PLAN ACCOUNTS WILL NOT BE DISTRIBUTED TO YOU. INSTEAD, ANY PROCEEDS WILL CONTINUE TO BE HELD IN YOUR PLAN ACCOUNTS, AND WILL BE REINVESTED IN THE AVAILABLE PLAN INVESTMENT ALTERNATIVES. (See "Reinvestment of Sale Proceeds; Effect on Other Plan Transactions" below.)

  Neither the Employee Benefit Committee (as such term is defined in the Plan) under the Plan nor the Trustee anticipates causing any Shares to be tendered for which a properly completed election has not been communicated by a Participant. Accordingly, IF YOU DO NOT WISH TO TENDER YOUR SHARES, YOU DO NOT NEED TO TAKE ANY ACTION AND YOU MAY DISREGARD THE ENCLOSED ELECTION FORM.

HOW TO TENDER SHARES

  If you wish to direct the Trustee to tender your Shares, you must complete and return the enclosed Election Form in accordance with the instructions specified on the Election Form. If you do not wish to tender your Shares, you do not need to complete the Election Form, and you should not return the Election Form. If you do not return a validly executed Election Form, the Trustee will NOT tender your Shares.

  Before deciding whether or not to tender your Shares, please carefully read the enclosed materials. If you decide to tender some or all of your Shares, please be aware that YOUR ELECTION TO TENDER WILL BE EFFECTIVE ONLY IF YOUR PROPERLY COMPLETED ELECTION FORM, WITH ORIGINAL SIGNATURE, IS RECEIVED BY THE TRUSTEE AT ITS ADDRESS SET FORTH ON THE ELECTION FORM NO LATER THAN 2:00 P.M., CENTRAL STANDARD TIME, ON WEDNESDAY, FEBRUARY 28, 1996. FAXED COPIES OF ELECTION FORMS WILL NOT BE ACCEPTED. Election Forms that are received after this deadline, and Election Forms which are not properly completed, will not be accepted. Examples of improperly completed Election Forms include Forms which are not signed, and Forms which contain incorrect, missing or incomplete information. YOUR DECISION TO TENDER (OR NOT TO TENDER) WILL REMAIN CONFIDENTIAL.

REINVESTMENT OF SALE PROCEEDS; EFFECT ON OTHER PLAN TRANSACTIONS

  If you choose to tender any of your Shares, and the Shares actually are purchased by the Purchasers, the proceeds from the sale of Shares will NOT be distributed to you. As required by the Internal Revenue Code and the Plan, the sale proceeds will continue to be held under the Plan. All sale proceeds will continue to be subject to all Plan rules. The tender proceeds will be invested in the American Express Trust Collective Income Fund II under the Plan. You may, of course, reinvest those proceeds among other investment alternatives made available

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under the Plan, in accordance with the ordinary procedures of the Plan applicable to investment changes. Please note that if Shares are tendered as a result of your election, the proceeds may not be available for reinvestment for several weeks. In addition, if Shares are tendered as a result of your election, other Plan transactions involving your accounts, such as loans, hardship withdrawals, distributions, and routine investment changes that you make, may be delayed for a similar period, as required to process instructions to tender and pending receipt and crediting of funds in payment of tendered shares accepted for payment.

WITHDRAWING YOUR DECISION TO TENDER

  As more fully described in Section 4 of the Offer to Purchase, tenders will be deemed irrevocable unless withdrawn in accordance with the following procedures. If you send in an Election Form to tender Shares, and you decide to withdraw your election, you may do so by sending a notice of withdrawal to the Trustee. The notice of withdrawal will be effective only if it is in writing and is received in the original by the Trustee on or before 2:00 p.m., Central Standard Time, on Wednesday, February 28, 1996 at the following address: P.O. Box 534, Minneapolis, Minnesota 55440-0534. FAXES WILL NOT BE ACCEPTED. Any notice of withdrawal must specify your name, your social security number, the name of the Plan, the percentage of Shares tendered in your original Election Form, and the percentage of Shares held in your Plan accounts to be withdrawn. Upon receipt of a timely written notice of withdrawal, previous instructions to tender with respect to such Shares will be deemed cancelled and the Trustee will not tender such Shares. If you later wish to retender Shares, you may call the Trustee at (612) 671-3610 to obtain a new Election Form. Any new Election Form must be submitted to the Trustee on or before 2:00 p.m., Central Standard Time, on Wednesday, February 28, 1996 in accordance with the instructions provided above ("How to Tender Shares") and on the Election Form.

IF YOU HAVE QUESTIONS

  If you have any questions about the Offer, please call Morrow & Co. (the "Information Agent"), telephone number (212) 754-8000 (call collect) or (800) 662-5200 (toll-free). If you have questions concerning completion of the Election Form, or any of the matters discussed above, please call the Trustee, telephone number (612) 671-3610. If you have questions about the Plan, please refer to your Prospectus. Copies of the Summary Plan Description may be obtained from the Human Resources Department of the Company.

  NEITHER THE COMPANY, THE SUBSIDIARY, THEIR RESPECTIVE BOARDS OF DIRECTORS, THE TRUSTEE, NOR ANY PLAN REPRESENTATIVE MAKES ANY RECOMMENDATION AS TO WHETHER TO TENDER ALL OR ANY SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE.

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                   ZERO CORPORATION RETIREMENT SAVINGS PLAN

                                 ELECTION FORM
                     TO TENDER SHARES OF ZERO COMMON STOCK

  Important Information about this Election Form:

  (1) Before completing this Form, please read all of the enclosed documents carefully.

  (2) You do not need to complete this Form if you do not wish to tender any shares.

  (3) In order for your tender to be accepted, you must properly complete Parts 1, 2, 3, and 4 of this Election Form and the properly completed Form, with original signature, must be received by the Trustee at P.O. Box 534, Minneapolis, Minnesota 55440-0534, by 2:00 p.m., Central Standard Time, on Wednesday, February 28, 1996. An envelope addressed to the Trustee is enclosed. NO FAX COPIES OF ELECTION FORMS WILL BE ACCEPTED.

  In accordance with the materials that were enclosed with this Election Form, including the memorandum to participants in the ZERO Corporation Retirement Savings Plan (the "Plan") dated February 1, 1996, and the Offer to Purchase of ZERO Corporation (the "Company") and Electronic Solutions, a wholly owned subsidiary of the Company (the "Subsidiary"; the Company and the Subsidiary are collectively referred herein to as the "Purchasers"), dated February 1, 1996, I hereby instruct American Express Trust Company, a Minnesota corporation, the Trustee of the Plan (the "Trustee"), to tender shares of Common Stock of the Company, par value $.01 per share (the "Shares"), held in the ZERO Corporation Stock Fund of the Plan and credited to my Plan accounts, prior to the expiration of such Offer to Purchase, as follows:

PART 1: ELECTION TO TENDER SHARES

  (If you wish to tender Shares from your Plan accounts, insert the percentage of such shares that you wish to tender.)

  I ELECT TO TENDER   % OF THE SHARES IN MY PLAN ACCOUNTS AT THE PRICE
  INDICATED BELOW IN "PART 2: PRICE AT WHICH TO TENDER SHARES."
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PART 2: PRICE AT WHICH TO TENDER SHARES

  (If you tendered Shares in Part 1 above, please check the box indicating the price at which you wish to tender the Shares from your Plan accounts. Only one box may be checked. If more than one box is checked, or if no box is checked, there is no valid tender of Shares. If you have questions about selecting a price, see the memorandum to participants in the ZERO Corporation Retirement Savings Plan, and Section 1 of the enclosed Offer to Purchase.

            I WISH MY SHARES TENDERED AT THE PRICE INDICATED BELOW:

[_] $15.75       [_] $16.00       [_] $16.25       [_] $16.50       [_] $16.75
[_] $17.00       [_] $17.25       [_] $17.50       [_] $17.75       [_] $18.00

PART 3: REINVESTMENT OF SALE PROCEEDS

  I acknowledge that the sale proceeds will be invested in the American Express Trust Collective Income Fund II under the Plan, subject thereafter to my reinvestment of those proceeds among other investment alternatives made available under the Plan, in accordance with the ordinary procedures of the Plan applicable to investment changes.

PART 4: YOUR SIGNATURE AND ACKNOWLEDGMENT

  My signature below indicates that I have received and read the memorandum to Plan participants holding common stock of the Company dated February 1, 1996, and the Offer to Purchase dated February 1, 1996. I agree to all of the terms and conditions described in the enclosed materials.

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                                                        Signature

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                                                    Please print name

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                                                 Social Security Number

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                                                  Work telephone number

                                          -------------------------------------
                                                  Home telephone number

  NEITHER THE COMPANY, THE SUBSIDIARY, THEIR RESPECTIVE BOARDS OF DIRECTORS, THE TRUSTEE, NOR ANY PLAN REPRESENTATIVE MAKES ANY RECOMMENDATION AS TO WHETHER TO TENDER ALL OR ANY SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE.

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